SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 14, 2006

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Wal-Mart Stores, Inc. (the “Company”) and Lehman Brothers Inc. (the “Underwriter”) have entered into a Pricing Agreement, dated December 14, 2006 (the “Pricing Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, $1,500,000,000 aggregate principal amount of the Company’s Floating Rate Notes Due 2008 (the “Notes”). The Pricing Agreement incorporates by reference the terms and conditions of an Underwriting Agreement, dated May 19, 2006 (the “Underwriting Agreement”), between the Company and the underwriters named therein.

The Company and the Underwriter expect to consummate the sale and purchase of the Notes pursuant to the Pricing Agreement on December 21, 2006. The Underwriter is offering the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. The Underwriter has agreed to purchase the Notes from us at 100% of their principal amount ($1,500,000,000 of proceeds to us), subject to the terms and conditions in the Pricing Agreement between the Underwriter and us. We estimate that the net proceeds to the Company from the sale of the Notes, after the expenses of the sale of the Notes, will be $1,499,700,000.

The Notes constitute the Company’s newly created series of Floating Rate Notes Due 2008 (the “Series”) and are senior, unsecured and unsubordinated debt securities of the Company and rank equally with all of the other senior, unsecured and unsubordinated debt obligations of the Company. The Series was created and established, and its terms and conditions were established, by action of the Company and an authorized officer of the Company pursuant to, and in accordance with, the terms of the Indenture, dated as of July 19, 2005, as supplemented (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes are as set forth in the Indenture and in the form of the Global Notes (referred to below) that will represent the Notes.

The material terms of the Notes are described in the prospectus supplement of the Company dated December 14, 2006, which relates to the offer and sale of the Notes (the “Prospectus Supplement”) and supplements the Company’s prospectus dated December 21, 2005, which prospectus relates to the offer and sale from time to time of an indeterminate amount of the Company’s debt securities (the “Prospectus”), and in the Prospectus. The Prospectus Supplement, together with the Prospectus, was filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 18, 2006 pursuant to Rule 424(b)(2) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in connection with the offer and sale of the Notes. A Final Term Sheet, dated December 14, 2006, relating to the Notes was filed with the Commission pursuant to Rule 433 under the Securities Act on December 14, 2006.

The Notes will be delivered in book-entry form only and will be represented by three global notes, each of which will be in the original principal amount of $500,000,000 (the “Global Notes”). Each Global Note will be payable to Cede & Co., as the nominee of The Depository Trust Company. The Global Notes will be executed by the Company and authenticated by the Trustee.

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Filed as exhibits to this Current Report on Form 8-K are (i) the Pricing Agreement, (ii) the Underwriting Agreement, (iii) the Series Terms Certificate that relates to the Series, that was executed in accordance with the Indenture and that evidences the establishment of the terms and conditions of the Series in accordance with the Indenture, (iv) the form of the Global Notes and (v) the opinion of Andrews Kurth LLP regarding the legality of the Notes.

The Company is offering and selling the Notes in reliance on and under the Company’s Registration Statement on Form S-3 (File No. 333-130569), which registration statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Company’s debt securities. This Current Report on Form 8-K is being filed in connection with the offer and sale of the Notes as described herein and to file with the Commission in connection with the Registration Statement the documents and instruments attached hereto as exhibits.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

1(a)	Pricing Agreement, dated December 14, 2006, between the Company and the Underwriter.

1(b)	Underwriting Agreement, dated May 19, 2006, between the Company and the underwriters named therein

4(a)	Series Terms Certificate as to the Floating Rate Notes Due 2008 of Wal-Mart Stores, Inc.

4(b)	Form of Global Note to represent the Floating Rate Notes Due 2008 of Wal-Mart Stores, Inc.

5	Legality Opinion of Andrews Kurth LLP dated December 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 20, 2006

WAL-MART STORES, INC.

By:	/s/ Thomas M. Schoewe
Name:	Thomas M. Schoewe
Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1(a)	Pricing Agreement, dated December 14, 2006, between Wal-Mart Stores, Inc. and Lehman Brothers Inc.

1(b)	Underwriting Agreement, dated May 19, 2006, between Wal-Mart Stores, Inc. and the underwriters named therein

4(a)	Series Terms Certificate as to the Floating Rate Notes Due 2008 of Wal-Mart Stores, Inc.

4(b)	Form of Global Note to represent the Floating Rate Notes Due 2008 of Wal-Mart Stores, Inc.

5	Legality Opinion of Andrews Kurth LLP dated December 20, 2006.